Exhibit 99.1

Kush Bottles Closes Acquisition of Summit Innovations, LLC

SANTA ANA, Calif., May 3, 2018 - Kush Bottles, Inc. (OTCQB: KSHB) (“Kush Bottles” or the “Company”), a leading provider of packaging, supplies, vaporizers, hydrocarbon gases, solvents,  accessories and branding solutions for the regulated cannabis industry, announced today it has completed its acquisition of Summit Innovations, LLC (“Summit Innovations”), a leading distributor of hydrocarbons to the legal cannabis industry based in Denver, Colorado. Summit Innovations was acquired in exchange for 1,280,000 shares of Kush Bottles common stock and approximately $3.2 million in cash subject to certain adjustments and holdbacks, as further described in the Company’s press release dated April 10, 2018.

Hydrocarbon gases are used to convert cannabis plants into oils, and this acquisition marks Kush Bottles’ entry into a new business vertical supplying gas to cannabis extractors. Summit Innovations operates seven distribution facilities located across the country. Its four core products are high purity butane, propane, iso-butane and blends. Summit Innovations works closely with legal cannabis manufacturers to ensure cleanliness, product quality, safety and compliance during the extraction process.

“We are pleased to close this acquisition and secure our entry into the hydrocarbon segment of the cannabis market,” commented, Nicholas Kovacevich, CEO and Chairman of Kush Bottles. “Gas is the lifeblood of the cannabis market and Summit Innovations offers a broad range of hydrocarbon gases that meet the complex needs of cannabis extractors across the country. By bringing Summit Innovations under the Kush Bottles umbrella, we expect to leverage synergies in our distribution channels to grow sales at both Summit and our existing business lines. This is a major step forward in our strategy to position Kush Bottles as a one-stop shop for any business looking to operate responsibly within the legal cannabis market.”

The Company continues to evaluate new technologies and developments within the industry as it builds out a diversified suite of products and services that are integral to the proper functioning of the cannabis supply chain.

Kush Bottles will issue up to an additional 1,280,000 shares of Kush Bottles common stock if the Summit Innovations business achieves certain earn-out milestones of up to $12.0 million in eligible revenues during the twelve-month period following closing.

To be added to the distribution list, please email ir@kushbottles.com with “Kush” in the subject line.

###

About Kush Bottles

Kush Bottles, Inc. (OTCQB: KSHB) is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 1 billion units and now regularly services more than 5,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The Company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC.

The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “expect,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website, at: www.kushbottles.com.

Kush Bottles Contacts

Media Contact:
Anne Donohoe / Nick Opich
KCSA Strategic Communications
212-896-1265 / 212-896-1206
adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:
Phil Carlson / Elizabeth Barker
KCSA Strategic Communications
212-896-1233 / 212-896-1203
ir@kushbottles.com